EXHIBIT 99
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PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
FOR FISCAL YEAR ENDED DECEMBER 31, 1995


To the Stockholders and Board of Directors of Peoples Bancorp Inc.

   We have audited the accompanying consolidated balance sheet of Peoples Bancorp Inc. and Subsidiaries as of December 31, 1994 and the consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Peoples Bancorp Inc. and Subsidiaries as of December 31, 1994 and the consolidated results of their operations and their cash flows for the years ended December 31, 1994 and 1993 in conformity with generally accepted accounting principles.

As discussed in Note 3 to the consolidated financial statements, the Corporation changed its method of accounting for investment securities in 1994. As discussed in Notes 10 and 11, the Corporation changed its methods of accounting for postretirement benefits other than pensions and income taxes in 1993.


                                 /s/ COOPERS & LYBRAND L.L.P.
                                 Coopers & Lybrand L.L.P.


Columbus, Ohio
January 26, 1996